                                                                   Exhibit 10.12

                                 PROMISSORY NOTE

$250,000                                        July 9, 1996
                                                Medford, Massachusetts

     FOR VALUE RECEIVED, the undersigned, Eric B. Gordon, an individual with a place of residence at 30 Old Farmstead Road, Chester, New Jersey 07930 (hereinafter called "MAKER"), by this secured promissory note (hereinafter called this "NOTE"), promises unconditionally to pay to the order of ArQule, Inc., a Delaware corporation with a principal place of business at 200 Boston Avenue, Medford, Massachusetts 02155 (hereinafter called "HOLDER"), on or before the second anniversary of the Payment Commencement Date (as defined below), the principal sum of TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000.00), with interest (computed on the basis of actual days elapsed and a 365-day year) from the date hereof on the principal amount unpaid at a rate equal to the lowest applicable federal rate of interest as set forth in Section 1274 of the Internal Revenue Code of 1986, as amended.

     The "Payment Commencement Date" shall be the earlier of one year after either (i) a sale of all or substantially all of the assets of the Holder; (ii) a change in control of the Holder such that the stockholders of the Holder immediately prior to such change in control would not immediately after such change in control beneficially own voting securities representing in the aggregate more than 50% of the combined voting power of the voting securities of the surviving entity; or (iii) the initial public offering of the Holder's Common Stock. Payments of principal and interest hereunder shall be made in three equal installments in accordance with the payment schedule attached hereto as SCHEDULE I and incorporated herein by reference.

     This Note is secured by, and is entitled to the benefits of, that certain Stock Pledge Agreement (the "PLEDGE AGREEMENT") of even date hereof between Maker and Holder which provides certain security for the indebtedness of Maker under this Note. Neither the foregoing reference to the Pledge Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of Maker to pay the principal of and interest on this Note as herein provided.

     Upon the occurrence of an Event of Default (as defined in the Pledge Agreement), Holder may declare the entire unpaid and principal balance hereof, together with interest and other amounts, if any, accrued hereon, immediately due and payable. In such event Maker shall be obliged to pay such principal, together with all interest accrued thereon to the date of payment and failure to do so shall entitle Holder the remedies provided for by the Pledge Agreement.

     Maker shall pay principal and other amounts under, and in accordance with the terms of, this Note, free and clear of and without deduction for any and all present and future taxes, levies, imposts, deductions, charges, withholdings, and all liabilities with respect thereto, excluding income and franchise taxes of the United States of America or any political subdivision thereof.

     Should the indebtedness evidenced by this Note or any part thereof be collected by action at law, or in bankruptcy, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, Maker agrees to pay, upon demand by Holder, in addition to principal and other sums, if any, due and payable hereon, court costs and reasonable attorneys' fees and other reasonable collection charges, including the costs of enforcing any judicial award or judgment, unless prohibited by law.

     All payments of principal, interest and other amounts payable on or in respect of this Note or the indebtedness evidenced hereby shall be made to Holder at its principal office in Medford, Massachusetts, in lawful money of the United States of America, in funds immediately available to Holder as it may from time to time direct. If any payment on this Note becomes due and payable on a day other than a day (a "BUSINESS DAY") on which banks are open for the transaction of normal banking business in Boston, Massachusetts, the maturity thereof shall be extended to the next succeeding business day.

     The principal amount of this Note may be prepaid in whole or from time to time in part without premium or penalty of any type whatsoever.

     The undersigned hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note and assents to extensions of the time of payment, or forbearance or other indulgence without notice.

     None of the provisions hereof, and none of Holder's rights or remedies hereunder on account of any past or future defaults, shall be deemed to have been waived by Holder's acceptance of any past due amount or by any indulgence granted by Holder to Maker. This Note shall be the obligation of Maker and shall be binding upon him or his successors and assigns.

         As used herein, the term "HOLDER" shall mean, in addition to the initial payee hereof, each person from time to time who is an endorsee or assignee of this Note or the bearer, if this Note is at the time payable to bearer, and the term "MAKER" shall include, in addition to the initial obligor hereon, each person from time to time who is a maker, surety, guarantor and endorser hereof.

     This Note shall take effect as a sealed instrument and shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts.

     WITNESS the execution hereof under seal as of the day and date above first written.

                                              /s/ Eric B. Gordon
                                              ---------------------------
                                              Eric B. Gordon

                                                                      Schedule I
                                                                      ----------

                                                       Payment Schedule
                                                       ----------------

                                                          1
Date                       Principal Due      Interest Due       Total Payment Due        Principal Balance
- ----                       -------------      ------------       -----------------        -----------------
Payment
Commencement
Date                          $83,333          $15,100.00           $98,433.00                 $166,667


First Anniversary
of Payment
Commencement
Date                          $83,333          $10,066.69           $93,399.69                 $ 83,333


Second Anniversary
of Payment
Commencement
Date                          $83,333          $ 5,033.31           $88,366.31                       --

- -----------------
     1 Based upon the applicable federal rate of interest of 6.04%, as announced for the month of July,
1996. This rate of interest may fluctuate, and the interest payment due on any Installment Date may change, in accordance with any changes to the applicable federal rate of interest announced from time to time by the Internal Revenue Service.

                             STOCK PLEDGE AGREEMENT
                             ----------------------

     AGREEMENT, made as of the 9th day of July, 1996, between by and between Eric B. Gordon (the "PLEDGOR") and ArQule, Inc., a Delaware corporation with a principal place of business at 200 Boston Avenue, Medford, Massachusetts 02155 (the "PLEDGEE").

     WHEREAS, the Pledgor has requested that the Pledgee advance the Pledgor the principal sum of $250,000 (the "LOAN"), as evidenced by a promissory note of even date herewith by the Pledgor in favor of the Pledgee (the "SECURED NOTE"); and

     WHEREAS, the Pledgee is unwilling to advance the Loan and accept the Secured Note without the assurances herein provided.

     NOW, THEREFORE, in order to induce the Pledgee to accept the Secured Note as so amended and in consideration therefor and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

     1. Certain Definitions.
        -------------------

        (a) The term "VESTED STOCK" as used herein means that number of the shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Pledgee that shall have vested in the Pledgor in accordance with the vesting schedule (the "Vesting Schedule") set forth in the stock option certificate number 37 issued in the name of Pledgor, up to a maximum of 25,000 shares of Common Stock.

        (b) The term "OBLIGATIONS" as used herein means all indebtedness, obligations and liabilities of the Pledgor to the Pledgee, now existing or hereafter arising, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising under Pledgor's Secured Note in the principal amount of $250,000 payable to the order of Pledgee, as from time to time amended, revised or assigned.

        (c) The term "COLLATERAL" as used herein means the Pledgor's beneficial interest in the Vested Stock and any other property at any time, whether now or hereafter, pledged with the Pledgee hereunder (whether described herein or not) and all income therefrom, increases therein and proceeds thereof.

        (d) The term "EVENT OF DEFAULT" shall mean Pledgor's failure to pay any and all amounts due under the Secured Note, an event of default pursuant to the terms of any of the documents or instruments evidencing any of the Obligations or the breach of a covenant or agreement herein contained.

        (e) Terms used herein without definition which are defined in the Uniform Commercial Code of The Commonwealth of Massachusetts have such defined meanings herein, unless the context otherwise indicates or requires.

     2. SECURITY FOR OBLIGATIONS. This Agreement and the pledge of the Collateral hereunder is made with the Pledgee as security for the Obligations.

     3. PLEDGE OF COLLATERAL. For valuable consideration, receipt of which is hereby acknowledged by the Pledgor, the Pledgor hereby grants a security interest in and pledges the Collateral to the Pledgee, to be held by the Pledgee subject to the terms and conditions hereinafter set forth. The Pledgor hereby acknowledges and agrees that in the event he acquires additional shares of Vested Stock in accordance with the Vesting Schedule, the Pledgor shall forthwith pledge such additional shares of Vested Stock under this Agreement and such additional shares of Vested Stock shall be considered to be Collateral for purposes of this Agreement, subject to the limitation specified in Section 1(a).

     4. Representations, Warranties and Covenants of the Pledgor.
        --------------------------------------------------------

        (a) WARRANTY OF TITLE, ETC. The Pledgor represents and warrants as of the date hereof and on the date of any pledge of additional Vested Stock in accordance with Section 3 that:

        (i) upon issuance of the Vested Stock in accordance with the Vesting Schedule, he will own and have good title to the Vested Stock, free of all encumbrances and liens;

        (ii) he has the full right and power to enter into this Agreement and to take any actions contemplated or permitted by this Agreement to be taken by him;

        (iii) neither this Agreement, nor the pledge of the Collateral hereunder, will violate any agreement or commitment to which the Pledgor is a party or by which Pledgor or any of Pledgor's property is bound or affected; and

        (iv) this Agreement is binding upon the Pledgor, his successors and assigns.


        (b) GENERAL COVENANTS. The Pledgor covenants that he will defend the Pledgee's rights and security interest hereunder in the Collateral against the claims and demands of all persons whomsoever, and that the Pledgor will have the like title to and right to pledge the Collateral and will likewise defend the Pledgee's rights and security interests therein.

     5. DIVIDENDS, LIQUIDATION, RECAPITALIZATION, ETC. In case any distribution of capital or stock dividend shall be made on or in respect of any of the Collateral or payment of any dividend in cash or other property shall be made in respect of the Collateral, or any money or property shall otherwise be distributed upon or with respect to any of the Collateral, including pursuant to a recapitalization or reclassification of the capital of the Pledgee or pursuant to a reorganization or liquidation or dissolution of the Pledgee, capital, dividend, principal, interest or other money or property so distributed shall be delivered to the Pledgee to be held by it as part of the Collateral and as security for the Obligations. All capital, dividends, principal, interest and other sums of money and property, if any, paid or distributed in respect of the Collateral, which are received by the Pledgor shall, until paid or delivered to the Pledgee, be held in trust for the Pledgee as part of the Collateral and as security for the Obligations.

     6. VOTING, ETC., PRIOR TO MATURITY. Unless and until an Event of Default shall have occurred and be continuing, and until notice of such Event of Default has been given by the Pledgee, the Pledgor shall be entitled to vote the Vested Stock and to give consents, waivers and ratifications in respect of the Vested Stock; PROVIDED, HOWEVER, that no vote shall be cast, or consent, waiver or ratification given or action taken which would be inconsistent with or violate any provisions of any of the documents or instruments evidencing any of the Obligations or of this Agreement. Until the occurrence of an Event of Default, the Pledgee shall execute and deliver to the Pledgor such proxies or other documents in writing as may be necessary to enable the Pledgor to exercise the foregoing rights. All such rights of the Pledgor to vote and give consents, waivers and ratifications shall cease forthwith in case an Event of Default shall have occurred and be continuing, without any notice (except as provided in this section 6) or demand by the Pledgee to the Pledgor.

     7. REMEDIES. If an Event of Default shall have occurred and be continuing, the Pledgee shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the Uniform Commercial Code of The Commonwealth of Massachusetts, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as the Pledgee deems expedient:

        (i) The Pledgee may vote any or all shares of the Vested Stock (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) and give all consents, waivers and ratifications in respect of the Vested Stock and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney in-fact of the Pledgor, with full power of substitution, to do
     so);

        (ii) The Pledgee may demand, sue for, collect or make any compromise or settlement the Pledgee deems suitable in respect of any Collateral held by it hereunder;

        (iii) The Pledgee may sell, resell, assign and deliver, or otherwise dispose of any or all of the Collateral, for cash and/or credit and upon such terms, at such place or places and at such time or times and to such persons, firms, companies or corporations as the Pledgee deems expedient, all without demand for performance by the Pledgor or any notice or advertisement whatsoever except such as may be required by law; and

        (iv) The Pledgee may cause all or any part of the Vested Stock held by it to be transferred into its name or the name of its nominee or nominees.

     If any of the Collateral is sold by the Pledgee upon credit or for future delivery, the Pledgee shall not be liable for the failure of the purchaser to pay for the same and in such event the Pledgee may resell such Collateral.

     The Pledgee may buy any part or all of the Collateral at any public sale and if any part or all of the Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Pledgee may, in its sole discretion, buy at private sale and may make payments therefor by any means including, without limitation, cancellation of indebtedness secured thereby.

     The Pledgee may, in its sole discretion, apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys' fees, and all legal expenses, travel and other expenses which may be incurred by the Pledgee in attempting to collect the Obligations or to enforce this Agreement or any instrument evidencing the Obligations or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement or any instrument evidencing the Obligations, and then to the Obligations with respect to principal or interest, or both, or other fees and expenses, in such proportions as the Pledgee, in its sole discretion, shall determine, and any surplus shall be paid to the Pledgor.

     The Pledgor recognizes that the Pledgee may be unable to effect a public sale of the Vested Stock by reason of certain prohibitions contained in the United States Securities Act of 1933, as amended, or in other applicable laws, regulations or agreements to which such Vested Vested Stock may be subject but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. The Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall be deemed to have been made in a commercially reasonable manner. The Pledgee shall be under no obligation to delay a sale of any of the Vested Stock for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the said Securities Act or other applicable law, even if the issuer would agree to do so.

     8. MARSHALLING. The Pledgee shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral pledged hereunder), or guaranties of, the Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of the rights hereunder and in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Pledgor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Pledgee's rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed, and to the extent that it lawfully may the Pledgor hereby irrevocably waives the benefits of all such laws.

     9. PLEDGOR'S OBLIGATIONS NOT AFFECTED. The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any bankruptcy, insolvency, arrangement, readjustment, composition or the like of the Pledgor; (b) any exercise or non-exercise, or any waiver, by the Pledgee of any right, remedy, power or privilege under or in respect of any of the Obligations or any security therefor (including this Agreement); (c) any amendment to or modification of any of the Obligations; (d) any amendment to or modification of any instrument (other than this Agreement) evidencing or securing or guaranteeing any of the Obligations; or (e) the taking of additional security for, or any guaranty of, any of the Obligations or the release or discharge or termination of any security or guaranty for any of the Obligations, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

     10. FURTHER ASSURANCES. The Pledgor will do all such acts, and will furnish to the Pledgee all such financing statements, certificates, legal opinions and other documents and will obtain all such governmental consents and approvals and will do or cause to be done all such other things, including without limitation the execution and delivery of further agreements and instruments, as the Pledgee may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights of the Pledgee hereunder.

     11. PLEDGEE'S EXONERATION. Under no circumstances shall the Pledgee be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral of any nature or kind, or any matter or proceedings arising out of or relating thereto, but the same shall be at the Pledgor's sole risk at all times. The Pledgee shall not be required to take any action of any kind to collect, preserve or protect its or the Pledgor's rights in the Collateral or against other parties thereto. The Pledgee's prior recourse to any part or all of the Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations.

     12. NO WAIVER, ETC. No act, failure or delay by the Pledgee shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Pledgee of any default or right or remedy which it may have shall operate a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. The Pledgor hereby waives presentment, notice of dishonor and protest of all instruments, included in or evidencing any of the Obligations or the Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein).

     13. NOTICES, ETC. All notices, requests and other communications hereunder shall be in writing and shall be delivered in hand or by telex or telecopy or where telex or telecopy communication is not possible, by mail, return receipt requested, or by a nationally known overnight courier service addressed as follows:

           If to the Pledgor:

                  To the address set forth at the foot of this agreement.

                  with a copy to:

                  Such person or persons as Pledgor may designate from time to time.


                  If to the Pledgee:

                  ArQule, Inc.
                  200 Boston Avenue
                  Medford, MA  02155
                  Attn:  Alan Ferguson

                  with a copy to:

                  Palmer & Dodge
                  One Beacon Street
                  Boston, Massachusetts 02108
                  Attn:  Michael Lytton, Esq.

or to such other address as the party to receive any such communication or notice may have designated by written notice to the other party from time to time.

     14. TERMINATION. Upon payment and performance in full of the Obligations in accordance with their terms and the performance by the Pledgor of all of his covenants and agreements hereunder, this Agreement shall terminate and the Pledgor shall be entitled to the return, at the Pledgor's expense, of such of the Collateral in the possession or control of the Pledgee as has not theretofore been disposed of pursuant to the provisions hereof, together with any moneys and other property at the time held by the Pledgee hereunder.

     15. MISCELLANEOUS PROVISIONS.

     (a) WAIVERS; AMENDMENTS. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so modified or limited, and executed by the party to be charged therewith.

     (b) SUCCESSORS AND ASSIGNS. This Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors and assigns of the Pledgor, and shall, together with the rights and remedies of the Pledgee hereunder, inure to the benefit of the Pledgee and the Pledgee's successors and assigns.

     (c) GOVERNING LAW. This Agreement and the obligations of the Pledgor hereunder shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     (d) SECTION HEADINGS. The descriptive section headings herein have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     (e) SEVERABILITY. If any terms of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.

     (f) COUNTERPARTS. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

     16. RECEIPT. The Pledgor acknowledges receipt of a copy of this Agreement.


     IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement to be duly executed, as an instrument under seal, as of the date first above written.

                                            Pledgor:
                                            -------

                                            /s/ Eric B. Gordon
                                            -----------------------------
                                            Eric B. Gordon
                                            Address:
                                            30 Old Farmstead Road
                                            Chester, NJ  07930

                                            Pledgee:
                                            -------

                                            ARQULE, INC.


                                            By:  /s/ Stephen M. Dow
                                               --------------------------
                                            Name:    Stephen M. Dow
                                            Title:   Director